Exhibit 24.1

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Randel G. Owen, Craig A. Wilson, Jonathan Dhillon and Nicholas A. Poan, jointly and severally, as his or her true and lawful attorney-in-fact and agent, acting alone, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign the Registration Statement filed on Form S-8 of Envision Healthcare Holdings, Inc. (the “Company”) in connection with the Envision Healthcare Holdings, Inc. 2015 Employee Stock Purchase Plan (the “ESPP”), the Registration Statement filed on Form S-3 of the Company in connection with the Envision Healthcare Holdings, Inc. 2015 Provider Stock Purchase Plan (the “PSPP”), and any or all amendments (including post-effective amendments) thereto and any new registration statement(s) with respect to any offering contemplated by the ESPP or PSPP filed pursuant to Rule 462(b) of the Securities Act of 1933 (the “Act”), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission (the “SEC”) pursuant to the Act, and any and all other instruments which said attorney-in-fact and agent deem necessary or advisable to enable the Company to comply with the Act, the rules, regulations and requirements of the SEC in respect thereof, and the securities or Blue Sky laws of any State or governmental subdivision, giving and granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing whatsoever necessary or appropriate to be done in and about the premises as fully to all intents as he might or could do it personally present at the doing thereof, with full power of substitution and resubstitution, hereby ratifying and confirming all that said attorney-in-fact and agent, or substitute or substitutes, may or shall lawfully do or cause to be done by virtue hereof.

This Power of Attorney shall not revoke any powers of attorney previously executed by the undersigned.  This Power of Attorney shall not be revoked by any subsequent power of attorney that the undersigned may execute, unless such subsequent power of attorney specifically provides that it revokes this Power of Attorney by referring to the date of the undersigned’s execution of this Power of Attorney.

[signature page follows]

Signature	Title	Date

/s/ William A. Sanger	Chairman and Director, President and Chief Executive Officer (Principal Executive Officer) of Envision Healthcare Holdings, Inc.	March 25, 2015
William A. Sanger

Director, Executive Vice President, Chief Operating Officer and Chief Financial Officer (Principal Financial Officer) of Envision Healthcare Holdings, Inc.

/s/ Randel G. Owen		March 25, 2015
Randel G. Owen

Senior Vice President, Chief Accounting Officer and Controller (Principal Accounting Officer) of Envision Healthcare Holdings, Inc. Healthcare Holdings, Inc.

/s/ Nicholas A. Poan		March 25, 2015
Nicholas A. Poan

/s/ Ronald A. Williams	Director of Envision Healthcare Holdings, Inc.	March 25, 2015
Ronald A. Williams

/s/ Carol J. Burt	Director of Envision Healthcare Holdings, Inc.	March 25, 2015
Carol J. Burt

/s/ Leonard M. Riggs, Jr.	Director of Envision Healthcare Holdings, Inc.	March 25, 2015
Leonard M. Riggs, Jr., M.D.

/s/ Kenneth A. Giuriceo	Director of Envision Healthcare Holdings, Inc.	March 25, 2015
Kenneth A. Giuriceo

/s/ Richard J. Schnall	Director of Envision Healthcare Holdings, Inc.	March 25, 2015
Richard J. Schnall

/s/ Michael L. Smith	Director of Envision Healthcare Holdings, Inc.	March 25, 2015
Michael L. Smith

/s/ Mark V. Mactas	Director of Envision Healthcare Holdings, Inc.	March 25, 2015
Mark V. Mactas